Morgan Grenfell SMALLCap Fund
Procedures Pursuant to Rule 10f-3
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					SECURITIES PURCHASED		COMPARABLE SECURITY #1		COMPARABLE SECURITY #2
(1) Names of Underwriters	BT Alex Brown, BancBoston 	Credit Suisse First Boston, 	Morgan Stanley Dean Witter,
					Robertson Stephens, US 		Dain Rauscher Wessels, 		Hambrecht & Quist, Dain
					Bancorp Piper Jaffray, 		Nationsbanc Montgomery, 	Rauscher Wessels, BancBoston
					Deutsche Bank Securities, 	Hambrecht & Quist, Invemed 	Robertson Stephens, BT
					Hambrecht & Quist, Furman 	Associates, Needham & Co., 	Alex. Brown, Edward D.
					Selz, Morgan Stanley, 		Charles Schwab, Tucker 		Jones, Kaufman Bros.,
					Nationsbanc Montgomery, 	Anthony, C.E. Unterberg, 	Nationsbanc Montgomery,
					Warburg Dillon Read, 		Wedbush Morgan Securities	Raymond James, Robinson-
					Advest, Dain Rauscher 							Humphrey, Soundview, C.E.
					Wessels, Dominick & 							Unterberg, Warburg Dillon
					Dominick, FAC/Equities, 						Read
					Friedman Billings Ramsey,
					Jeffries, David A Noyes &
					Co., Brad Peery, Penn.
					Merchant Group, Muriel
					Siebert, Soundview, Wit
					Capital

(2) Names of Issuer 		Netobjects Inc.			Allaire Corporation		Vignette Corporation

(3) Title of Security		Netobjects Inc.			Allaire Corporation		Vignette Corporation
					Common Stock			Common Stock			Common Stock

(4) Date of First Offering	May 7, 1999				January 22, 1999			December 3, 1998

(5) Amount of Total Offering	6,000,000 shares			2,500,000 shares			4,000,000 shares

(6) Total Value of Offering	$72,000,000				$46,500,000				$76,000,000

(7) Unit Price			$12.00				$20.00				$19.00

(8) Underwriting Discount	$0.84 (7%)				$1.40 (7%)				$1.33 (7%)

(9) Dollar Amount Purchased	$538,000				NA					NA

(10) Number of Shares
	Purchased			44,900				NA					NA

(11) Years of Continuous
	Operation			The company has been in
					continuous operation for
					at least three years		NA					NA

(12) % of Offering Purchased
	by Fund			.7483%				NA					NA

(13) % of Offering Purchased
	by Associated Investment
	Companies			.0416%				NA					NA

(14) % of Offering Purchased
	by Fund and Associated
	Funds (Limited to 25%
	of the Offering)		.7899%				NA					NA

(15) Name(s) of Underwriter(s)
	or Dealer(s) from whom
	Purchased			BT Alex Brown, BancBoston
					Robertson Stephens, US
					Bancorp Piper Jaffray		NA					NA
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